As filed with the Securities and Exchange Commission on July 26, 2000
                                             Registration No. 333-___
=======================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                      __________________________
                               FORM S-8
                        REGISTRATION STATEMENT

                                 Under
                      The Securities Act of 1933

                       SOVRAN SELF STORAGE, INC.
        (Exact name of Registrant as specified in its charter)

      Maryland                                     16-1194043
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

5166 Main Street
Williamsville, New York                           14221
(Address of Principal Executive Office)         (Zip Code)

                      DEFERRED COMPENSATION PLAN
                           FOR DIRECTORS OF
                       SOVRAN SELF STORAGE, INC.
                       (Full title of the plan)

                       Frederick G. Attea, Esq.
            Phillips, Lytle, Hitchcock, Blaine & Huber LLP
                           3400 HSBC Center
                       Buffalo, New York  14203
                (Name and address of agent for service)

                             716-847-8400
     (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

Title of                    Proposed Max.    Proposed Max.
securities     Amount         offering        aggregate     Amount of
to be          to be          price per       offering    registration
registered   registered (1)   share (2)       price (2)       fee
__________   ______________ _____________    ____________ ____________

Common Stock  20,000 shares   $21.688          $433,760       $115
$.01 par
value
(includes
associated
Rights) (3)

     (1) The number of shares being registered is subject to adjustment in accordance with the anti-dilution provisions of the Plan. Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.


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     (2)  Pursuant to Rule 457(h), estimated solely for the purpose of determining the registration fee, as follows: (i) as to 3,807 shares for which the purchase price has been determined, on the basis of the aggregate purchase price of those shares, and (ii) as to the remaining 16,193 shares, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 21, 2000.

     (3) This Registration Statement also pertains to rights to purchase shares of Preferred Stock of the registrant in certain circumstances pursuant to the registrant's Shareholder Rights
Agreement.
















































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                             Part I


      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information specified in Part I of Form S-8 (Items 1 & 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1993, as amended.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities and Exchange Act of 1934, as amended (the
"Exchange Act"), are incorporated by reference into this Registration Statement:

          (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

          (b) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

          (c) All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

          (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated June 16, 1995, including all amendments and reports updating such description.

          (e) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated November 26, 1996, including all amendments and reports updating such description.

Item 4.   DESCRIPTION OF SECURITIES

     Not applicable





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Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Phillips, Lytle, Hitchcock, Blaine & Huber LLP has rendered an opinion as to the legality of the shares of Common Stock offered pursuant to this Registration Statement. Robert J. Attea, Chairman of the Board and Chief Executive Officer of the registrant, is the brother of a partner of Phillips, Lytle, Hitchcock, Blaine & Huber LLP.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The registrant's officers and directors are and will be indemnified under the Articles of Incorporation and Bylaws of the Company against certain liabilities. The Articles of Incorporation require the registrant to indemnify its directors and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the director or officer actually received an improper personal benefit or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.


      The registrant has entered into indemnification agreements with each of its senior executive officers and directors. The indemnification agreements require, among other matters, that the registrant indemnify such officers and directors to the fullest extent permitted by law and advance to such officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the registrant must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and may cover officers and directors under the registrant's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by law, they provide additional assurance to directors and officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.

     As permitted by Maryland law, the Articles of Incorporation provide that a director or officer of the registrant shall not be liable for monetary damages to the registrant or its shareholders for any act or omission in the performance of his duties, except to the extent that (1) the person actually received an improper benefit or (2) the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.




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Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable

Item 8.   EXHIBITS

     See Exhibit Index

Item 9    UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are
being     made, a post-effective amendment to this registration
statement;

          (i) To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is



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     incorporated by reference in the registration statement
     shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on July 25, 2000.

                              SOVRAN SELF STORAGE, INC.

                              By:   /s/ Kenneth F. Myszka
                                 _____________________________
                                   Kenneth F. Myszka
                                   President and Chief Operating
                                   Officer














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                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth F. Myszka and David L. Rogers, and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                Capacity                 Date
     _________                ________                 ____

 /s/ Robert J. Attea    Chairman of the Board    July 25, 2000
_____________________   of Directors and Chief
   Robert J. Attea      Executive Officer


/s/ Kenneth F. Myszka   President, Chief         July 25, 2000
_____________________   Operating Officer
   Kenneth F. Myszka    and Director


/s/ David L. Rogers     Chief Financial Officer  July 25, 2000
_____________________   (Principal Financial
   David L. Rogers      Officer & Principal
                        Accounting Officer)


/s/ John Burns          Director                 July 25, 2000
_____________________
   John Burns


/s/ Michael A. Elia     Director                 July 25, 2000
_____________________
   Michael A. Elia


/s/ Charles E. Lannon   Director                 July 25, 2000
_____________________
   Charles E. Lannon








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                        INDEX TO EXHIBITS


Exhibit                                             Page Number
_______                                             ___________

5           -  Opinion of Phillips, Lytle,
               Hitchcock, Blaine & Huber LLP as to
               the legality of the securities
               registered.

23(a)       -  Consent of Ernst & Young LLP,
               Independent Auditors

23(b)       -  Consent of Phillips, Lytle,
               Hitchcock, Blaine & Huber LLP
               (included in Exhibit 5).

24          -  Power of Attorney (included
               under the caption "SIGNATURES"
               in this Registration Statement).






































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                      EXHIBITS 5 AND 23(b)


             OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
              BLAINE & HUBER LLP AS TO THE LEGALITY
                  OF THE SECURITIES REGISTERED





















































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                                             July 25, 2000


Sovran Self Storage, Inc.
5166 Main Street
Williamsville, New York  14221

           Re:  Sovran Self Storage, Inc.-
                Registration Statement on Form S-8

Gentlemen:

          With respect to the Form S-8 Registration Statement of Sovran Self Storage, Inc. (the "Company"), covering the registration of 20,000 shares of Common Stock, $.01 par value ("Common Stock") of the Company, we have examined and are familiar with the Company's Amended and Restated Articles of Incorporation, Amended and Restated By-laws, resolutions of its Directors and such other documents and corporate records and proceedings relating to the organization of the Company, proposed issuance of securities and the adoption of the Deferred Compensation Plan for Directors of Sovran Self Storage, Inc. (the "Plan") by the Company. We have also examined such other documents and proceedings that we have considered necessary for the purpose of this opinion.

          Based upon such examination, we are of the opinion that the 20,000 shares of Common Stock have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                              Very truly yours,

               /s/PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP














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                          EXHIBIT 23(a)


                  CONSENT OF ERNST & YOUNG LLP
                 INDEPENDENT PUBLIC ACCOUNTANTS






















































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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the Deferred Compensation Plan for Directors of Sovran Self Storage, Inc. of our report dated January 26, 2000, with respect to the consolidated financial statements and schedules of Sovran Self Storage, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                              ERNST & YOUNG LLP



Buffalo, New York
July 24, 2000






































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